Exhibit 3.85

Form 205 (Revised 01/06) This space reserved for office use. Certificate of Formation Limited Liability Company Return in duplicate to: FILED Secretary of State In the Office of the P.O. Box 13697 Secretary of State of Texas Austin, TX 78711-3697 512 463-5555 APR 10 2006 FAX: 512 463-5709 Filing Fee: $300 Corporations Section Article 1 – Entity Name and Type The filing entity being formed is a limited liability company. The name of the entity is: Direct Financial Solutions of Texas, LLC The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases. Article 2 – Registered Agent and Registered Office (Select and complete either A or B and complete C) A. The initial registered agent is an organization (cannot be entity named above) by the name of: Blumbergexcelsior Corporate Services OR B. The initial registered agent is an individual resident of the state whose name is set forth below: First Name M.I. Last Name Suffix C. The business address of the registered agent and the registered office address is: 814 San Jacinto Boulevard, Suite 303 Austin TX 72701 Street Address City State Zip Code Article 3 – Governing Authority (Select and complete either A or B and provide the name and address of each governing person) A. The limited liability company will have managers. The name and address of each initial manager are set forth below. B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below. NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL Trevin G Workman First Name M.I. Last Name Suffix OR IF ORGANIZATION Organization Name ADDRESS OF GOVERNING PERSON 84 East 2400 North Logan UT USA 84341 Street or Mailing Address City State Country Zip Code 4 Form 205

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL First Name M.I. Last Name Suffix OR IF ORGANIZATION Organization Name ADDRESS OF GOVERNING PERSON Street or Mailing Address City State Country Zip Code NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL First Name M.I. Last Name Suffix OR IF ORGANIZATION Organization Name ADDRESS OF GOVERNING PERSON Street or Mailing Address City State Country Zip Code Article 4 – Purpose The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code. Supplemental Provisions/Information Text Area: [The attached addendum, if any, is incorporated herein by reference.] 5 Form 205

Organizer The name and address of the organizer: Trevin Workman Name 84 East 2400 North Logan UT 84341 Street or Mailing Address City State Zip Code Effectiveness of Filing (Select either A, B, or C) A. This document becomes effective when the document is filed by the secretary of state. B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: C. This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: The following event or fact will cause the document to take effect in the manner described below: Execution The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. Date: April 4, 2006 Signature of organizer Form 205

 Form 424 Certificate of Amendment This space reserved for office use. (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions FILED In the Office of the Secretary of State of Texas MAY 23 2007 Corporations Section Entity Information The name of the filing entity is: Direct Financial Solutions of Texas, LLC State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name. The filing entity is a: (Select the appropriate entity type below.) For-profit Corporation Professional Corporation Nonprofit Corporation Professional Limited Liability Company Cooperative Association Professional Association Limited Liability Company Limited Partnership The file number issued to the filing entity by the secretary of state is: 800639153 The date of formation of the entity is: 4/10/2006 Amendments 1. Amended Name (If the purpose of the certificate of amendment is to change the name of the entity, use the following statement) The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows: The name of the filing entity is: (state the new name of the entity below) Cash Central of Texas, LLC The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable. 2. Amended Registered Agent/Registered Office The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows: RECEIVED MAY 23 2007 Secretary of State 6 Form 424

Registered Agent (Complete either A or B, but not both. Also complete C.) A. The registered agent is an organization (cannot be entity named above) by the name of: OR B. The registered agent is an individual resident of the state whose name is: First Name M.I. Last Name Suffix C. The business address of the registered agent and the registered office address is: TX Street Address (No P.O. Box) City State Zip Code 3. Other Added, Altered, or Deleted Provisions Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format. Text Area (The attached addendum, if any, is incorporated herein by reference.) Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows: Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows: Delete each of the provisions identified below from the certificate of formation. Statement of Approval The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity. 7

Effectiveness of Filing (Select either A, B, or C.) A. This document becomes effective when the document is filed by the secretary of state. B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: C. This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: The following event or fact will cause the document to take effect in the manner described below: Execution The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. Date: 5/21/07 Trevin Workman, Manager Signature and title of authorized person(s) (see instructions) 8 Form 424